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                                                                    Exhibit 23.1

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-45423 dated February 2, 1998; 333-117171 dated July 6, 2004; 333-117707 dated July 28, 2004; 333-118203, 333-118202, 333-118201 and 333-118200 dated
August 13, 2004; 333-122204 dated January 21, 2005 and 333-124086 dated April
15, 2005 all on Form S-8; and Registration Statement Nos. 333-31259 dated July 14, 1997 on Form S-3 and dated August 1, 1997 on Form S-3/A; 333-73840 dated November 21, 2001 on Form S-3; 333-106787 dated July 3, 2003 and dated February 11, 2004 on Form S-3/A of BorgWarner Inc., of our reports dated February 17, 2006, relating to the financial statements and financial statement schedules of BorgWarner Inc., and management's report on the effectiveness of internal control over financial reporting appearing in and incorporated by reference in the Annual Report on Form 10-K of BorgWarner Inc. for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP
Detroit, Michigan
February 17, 2006